 Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2010

Letter from the CEOs                                                                                                                                             As of January 7, 2011

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the third quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2010, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the third quarter of 2010, we made distributions in the aggregate amount of $757,745.

Among the assets we own are three roll-on-roll-off vehicle transportation vessels that are bareboat chartered to Wilhelmsen Lines Shipowning AS, a subsidiary of Wilh. Wilhelmsen ASA, a leading global maritime industry group.  The bareboat charters are set to expire in December 2013.

During the third quarter of 2010, we owned various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Lucent Technologies.  The equipment was subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The lease expired in October 2010 and the equipment was sold to Global Crossing for approximately $3,298,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Third Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the third quarter of 2010, we operated in our liquidation period.

Recent Transaction

.
On October 29, 2010, at the expiration of the lease and in accordance with its terms, we, through our wholly-owned subsidiary, ICON Global Crossing II, LLC (“ICON Global Crossing II”), a joint venture owned 14.40% by us, 13.26% by ICON Leasing Fund Eleven, LLC (“Fund Eleven”), and 72.34% by ICON Income Fund Ten, LLC (“Fund Ten”), sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for the aggregate amount of approximately $3,289,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2010, our portfolio consisted primarily of the following investments.

•
Fifty Great Dane refrigeration trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continues to be extended on a month-to-month basis.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for B-HXO was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for B-HXN was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase, the Samar Sprit was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  The charter extensions will result in aggregate excess cash totaling approximately $5,000,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of manufacturing and technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the nine months ended September 30, 2010, we received approximately $76,000 in residual proceeds from the sale of equipment.  We expect to receive approximately $166,000 to $202,000 in residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, Fund Eight B, Fund Ten, Fund Eleven, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2010 was 4.0%.  None of the Borrowers had any loans outstanding under the Facility at September 30, 2010.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $7,577 and $24,736 for the three and nine months ended September 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and nine months ended September 30, 2010 was $13,299 and $50,597, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	September 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$1,015,587	$1,033,840
Current portion of net investment in finance leases	5,350,207	5,367,587
Assets held for sale	-	140,000

Total current assets	6,365,794	6,541,427

Non-current assets:
Net investment in finance leases, less current portion	13,865,969	17,987,288
Leased equipment at cost (less accumulated depreciation of
$20,436,836 and $16,513,937, respectively)	70,186,580	74,148,333
Investments in joint ventures	1,661,740	1,926,926
Investment in unguaranteed residual values	419,007	752,113
Other non-current assets, net	1,368,156	1,544,590

Total non-current assets	87,501,452	96,359,250

Total Assets	$93,867,246	$102,900,677

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$16,008,882	$15,262,908
Interest rate swap contracts	1,615,598	2,054,841
Deferred revenue	470,306	1,124,734
Accrued expenses and other current liabilities	274,313	321,910

Total current liabilities	18,369,099	18,764,393

Non-current liabilities:
Non-recourse long-term debt, less current portion	35,492,171	47,174,190

Total Liabilities	53,861,270	65,938,583

Commitments and contingencies

Members' Equity:
Additional Members	42,015,033	39,454,895
Manager	(445,209)	(471,070)
Accumulated other comprehensive loss	(1,563,848)	(2,021,731)

Total Members' Equity	40,005,976	36,962,094

Total Liabilities and Members' Equity	$93,867,246	$102,900,677

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Rental income	$3,212,742	$3,284,630	$9,646,161	$10,183,333
Finance income	888,661	1,138,811	2,841,926	3,586,908
Income from investments in joint ventures	52,833	29,561	152,253	70,843
Net (loss) gain on sales of equipment and unguaranteed residual values	(10,915)	522,113	(12,120)	539,437
Interest and other income (loss)	9,539	(8,075)	253,398	25,259

Total revenue	4,152,860	4,967,040	12,881,618	14,405,780

Expenses:
General and administrative	123,347	136,338	428,988	1,306,719
Interest	1,135,706	1,250,488	3,141,825	3,924,033
Depreciation and amortization	1,320,956	1,344,756	4,001,201	4,072,795
Impairment loss	250,000	-	250,000	-

Total expenses	2,830,009	2,731,582	7,822,014	9,303,547

Net income	$1,322,851	$2,235,458	$5,059,604	$5,102,233

Net income allocable to:
Additional Members	$1,309,622	$2,213,104	$5,009,007	$5,051,211
Manager	13,229	22,354	50,597	51,022

	$1,322,851	$2,235,458	$5,059,604	$5,102,233

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net income per weighted average additional share
of limited liability company interests outstanding	$13.37	$22.59	$51.14	$51.57

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2009	97,955	$39,454,895	$(471,070)	$(2,021,731)	$36,962,094

Net income	-	1,692,965	17,101	-	1,710,066
Change in valuation of interest rate swap contracts	-	-	-	127,426	127,426
Comprehensive income					1,837,492
Cash distributions	-	(824,454)	(8,328)	-	(832,782)

Balance, March 31, 2010 (unaudited)	97,955	40,323,406	(462,297)	(1,894,305)	37,966,804

Net income	-	2,006,420	20,267	-	2,026,687
Change in valuation of interest rate swap contracts	-	-	-	178,219	178,219
Comprehensive income					2,204,906
Cash distributions	-	(874,247)	(8,831)	-	(883,078)

Balance, June 30, 2010 (unaudited)	97,955	41,455,579	(450,861)	(1,716,086)	39,288,632

Net income	-	1,309,622	13,229	-	1,322,851
Change in valuation of interest rate swap contracts	-	-	-	152,238	152,238
Comprehensive income					1,475,089
Cash distributions	-	(750,168)	(7,577)	-	(757,745)

Balance, September 30, 2010 (unaudited)	97,955	$42,015,033	$(445,209)	$(1,563,848)	$40,005,976

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$5,059,604	$5,102,233
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(8,777,606)	(9,019,000)
Finance income	(2,841,926)	(3,586,908)
Income from investments in joint ventures	(152,253)	(70,843)
Net loss (gain) on sale of equipment and unguaranteed residual values	12,120	(539,437)
Depreciation and amortization	4,001,201	4,072,795
Interest expense on non-recourse financing paid directly to lenders by lessees	3,020,458	3,702,932
Interest expense from amortization of debt financing costs	121,037	153,321
Impairment loss	250,000	-
Changes in operating assets and liabilities:
Collection of finance leases	1,849,194	1,748,284
Other assets, net	3,620	40,888
Deferred revenue	(654,428)	(446,961)
Accrued expenses and other current liabilities	(28,628)	85,591
Distributions from joint ventures	120,597	125,248

Net cash provided by operating activities	1,982,990	1,368,143

Cash flows from investing activities:
Proceeds from sales of equipment	175,520	754,278
Distributions received from joint ventures in excess of profits	296,842	294,638

Net cash provided by investing activities	472,362	1,048,916

Cash flows from financing activities:
Cash distributions to members	(2,473,605)	(2,020,099)

Net cash used in financing activities	(2,473,605)	(2,020,099)

Net (decrease) increase in cash and cash equivalents	(18,253)	396,960

Cash and cash equivalents, beginning of the period	1,033,840	779,544

Cash and cash equivalents, end of the period	$1,015,587	$1,176,504

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$13,900,431	$14,439,216

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.